EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We have issued our report dated March 14, 2016, with respect to the consolidated financial statements of Numerex Corp. as of December 31, 2015 and for the two years in the period ended December 31, 2015 included in this Report of Foreign Issuer of Sierra Wireless, Inc. on Form 6-K. We consent to the incorporation by reference of said report in the Registration Statements of Sierra Wireless, Inc. on Form S-8 (File No. 333-210315).

/s/ GRANT THORNTON LLP

Atlanta, Georgia
February 19, 2018